Exhibit 5.1

OPINION OF COUNSEL OF THE COMPANY

September 20, 2019

Southwest Gas Holdings, Inc.

5241 Spring Mountain Road

Las Vegas, NV 89150

Ladies and Gentlemen:

As counsel for Southwest Gas Holdings, Inc. a Delaware corporation (the “Company”), I have examined the Post-Effective Amendment No. 1 or No. 2, as applicable, (the “Post-Effective Amendment”) to Registration Statements Nos. 333-215145-01, 333-155581-01, 333-200835-01, 333-168731-01, 333-215150-01, 333-185354-01 and 333-222048 (the “Registration Statements”) on Form S-8 to be filed by the Company with the Securities and Exchange Commission, in connection with the registration under the Securities Act of 1933, as amended, of: (i) 1,000,000 shares of the Company’s $1 par value Common Stock (the “Stock”), pursuant to the provisions of the Southwest Gas Corporation Employees’ Investment Plan; (ii) 982,916 shares of Stock pursuant to the provisions of the Company’s Management Incentive Plan; (iii) 629,720 shares of Stock pursuant to the provisions of the Company’s 2006 Restricted Stock/Unit Plan; and (iv) 1,000,000 shares of Stock pursuant to the provisions of the Company’s Omnibus Incentive Plan. I also have examined the steps taken by the Company and its Board of Directors in connection with the authorization and proposed issuance and sale of the Stock, and I am familiar with resolutions adopted by the Board of Directors of the Company.

Based on the foregoing and upon such other matters as I deem relevant in these circumstances, it is my opinion that, subject to the actions authorized by the Company’s Board of Directors, the Stock, upon issuance and sale thereof in the manner specified in the applicable Registration Statement, will be duly authorized, legally and validly issued, fully paid, and nonassessable outstanding Stock of the Company.

I hereby consent to the filing of this opinion as an exhibit to the Post-Effective Amendment, and I further consent to the use of my name under the caption “Interests of Named Experts and Counsel” in the Registration Statements and the respective prospectuses which form parts thereof.

Respectfully submitted,

/s/ THOMAS MORAN

Thomas Moran